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                                                                      EXHIBIT 21

DIRECT AND INDIRECT SUBSIDIARIES OF QUORUM HEALTH GROUP, INC.

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
Name                                                                 State of
----                                                               Organization
                                                                   ------------
American Health Facilities Development, LLC                        Delaware

Barberton Health System LLC                                        Delaware
         (d/b/a Barberton Citizens Hospital)

Baton Rouge Health System LLC                                      Delaware

Carolinas Medical Alliance, Inc.                                   South Carolina

Clinton County Health System LLC                                   Delaware
         (d/b/a Clinton County Hospital)

Frankfort Health Partner, Inc.                                     Indiana

Gadsden Regional Primary Care, Inc.                                Alabama

Health Systems Associates, Inc.                                    Tennessee

Hospital Management Professionals, Inc.                            Tennessee

IOM Health System, L.P.                                            Indiana
         (d/b/a Lutheran Hospital of Indiana)

Mary Black Health System LLC                                       Delaware
         (d/b/a Mary Black Memorial Hospital)

Massillon Health System LLC                                        Delaware
         (d/b/a Doctors Hospital of Stark County)

NC-CSH, Inc.                                                       California

NC-DSH, Inc.                                                       Nevada

NC-SCHI, Inc.                                                      Georgia
         (d/b/a Abilene Regional Medical Center)

Pee Dee Family Practice, Inc.                                      South Carolina

QHG Georgia Holdings, Inc.                                         Georgia

QHG Georgia, LP                                                    Georgia

QHG of Alabama, Inc.                                               Alabama
         (d/b/a Flowers Hospital)

QHG of Barberton, Inc.                                             Ohio

QHG of Baton Rouge, Inc.                                           Louisiana

QHG of Clinton County, Inc.                                        Indiana

QHG of Enterprise, Inc.                                            Alabama
         (d/b/a Medical Center Enterprise)
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
QHG of Forrest County, Inc.                                        Mississippi

QHG of Fort Wayne, Inc.                                            Indiana

QHG of Gadsden, Inc.                                               Alabama
         (d/b/a Gadsden Regional Medical Center)


QHG of Hattiesburg, Inc.                                           Mississippi

QHG of Indiana, Inc.                                               Indiana

QHG of Jacksonville, Inc.                                          Alabama
         (d/b/a Jacksonville Hospital)

QHG of Kenmare, Inc.                                               North Dakota
         (d/b/a Kenmare Community Hospital)

QHG of Lake City, Inc.                                             South Carolina
         (d/b/a Carolinas Hospital System - Lake City)
         (d/b/a Carolinas Hospital System - Kingstree)

QHG of Massillon, Inc.                                             Ohio

QHG of Minot, Inc.                                                 North Dakota
         (d/b/a Unimed Medical Center-St. Joseph's Hospital)

QHG of Nebraska, Inc.                                              Nebraska

QHG of Ohio, Inc.                                                  Ohio
         (d/b/a Park Medical Center)

QHG of South Carolina, Inc.                                        South Carolina
         (d/b/a Carolinas Hospital System)

QHG of Spartanburg, Inc.                                           South Carolina

QHG of Texas, Inc.                                                 Texas

QHR of Delaware, Inc.                                              Delaware

Quorum ELF, Inc.                                                   Delaware

Quorum Health Group of Vicksburg, Inc.                             Tennessee

Quorum Health Resources, LLC                                       Delaware

Quorum Health Services, Inc.                                       Delaware

Quorum, Inc.                                                       Delaware

River Region Medical Corporation                                   Mississippi
         (d/b/a ParkView Regional Medical Center)

Rehab Hospital of Fort Wayne General Partnership                   Delaware
         (d/b/a Rehabilitation Hospital of Fort Wayne)

Software Sales Corp.                                               Tennessee

St. Joseph Health System LLC                                       Delaware
         (d/b/a St. Joseph Medical Center)

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
The Intensive Resource Group, LLC                                  Delaware

Vicksburg Clinic, Inc.                                             Mississippi

Vicksburg Healthcare, LLC                                          Delaware

Wesley Health System LLC                                           Delaware
         (d/b/a Wesley Medical Center)
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